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                                                                    EXHIBIT 99.5



                         INDEPENDENT AUDITOR'S REPORT
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To the Board of Directors
The Bank Holding Company and Subsidiaries
Griffin, Georgia

        We have audited the accompanying consolidated balance sheets of THE BANK HOLDING COMPANY AND SUBSIDIARIES as of December 31, 1997 and 1996, and the related consolidated statements of income, common stockholders' equity, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Bank Holding Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the three years then ended, in conformity with generally accepted accounting principles.

                                        /s/ MAULDIN & JENKINS, LLC



Atlanta, Georgia
January 29, 1998